UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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☐           Definitive Proxy Statement

☐          Definitive Additional Materials

☐           Soliciting Material Under Rule 14a-12

COVISINT CORPORATION
(Name of Registrant as Specified in Its Charter)

DIALECTIC CAPITAL PARTNERS, LP
DIALECTIC OFFSHORE, LTD.
DIALECTIC ANTITHESIS PARTNERS, LP
DIALECTIC CAPITAL MANAGEMENT, LP
DIALECTIC CAPITAL, LLC
BERNARD J. EASTWOOD
JOHN FICHTHORN
SCOTT DANIELS
ALAN B. HOWE
JOHN MUTCH
EDWARD ROSE

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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PRELIMINARY COPY SUBJECT TO COMPLETION
DATED AUGUST 5, 2016

DIALECTIC CAPITAL PARTNERS, LP

___________________, 2016

Dear Fellow Covisint Shareholder:

Dialectic Capital Partners, LP (together with its affiliates, “Dialectic” or “we”) and the other participants in this solicitation are the beneficial owners of an aggregate of 2,396,945 shares of common stock, no par value (the “Common Stock”), of Covisint Corporation, a Michigan corporation (“Covisint” or the “Company”), representing approximately 5.9% of the outstanding shares of Common Stock.  For the reasons set forth in the attached Proxy Statement, we believe significant changes to the composition of the Board of Directors of the Company (the “Board”) are necessary in order to ensure that the Company is being run in a manner consistent with your best interests.  We are seeking your support for the election of our five nominees at the annual meeting of shareholders scheduled to be held at [______] on [____], [____], 2016 at [____], [____] time (including any adjournments or postponements thereof and any meeting which may be called in lieu thereof, the “Annual Meeting”).  We are seeking representation on the Board because we believe that Covisint will benefit from the addition of directors with relevant skill sets and a common goal of enhancing value for the benefit of all shareholders. The individuals we have nominated are highly qualified, capable and ready to serve shareholders to help determine the best path forward to enhance shareholder value.

Our interests are fully aligned with the interests of all Covisint shareholders. We are concerned that the Board is not taking the appropriate actions to address the Company’s apparent execution mistakes and lack of a clear strategy under the direction of its management team. We strongly believe that the Board must be reconstituted to ensure that the interests of the shareholders, the true owners of Covisint, are appropriately represented in the boardroom, and that the Board takes the necessary steps to help the Company’s shareholders realize maximum value for their investment.

The Board is currently composed of six directors, all of whom are up for election at the Annual Meeting. We are seeking your support at the Annual Meeting to elect our five nominees in opposition to the Company’s director nominees. The enclosed Proxy Statement is soliciting proxies to elect only our five nominees.  Accordingly, the enclosed [COLOR] proxy card may only be voted for our nominees and does not confer voting power with respect to any of the Company’s director nominees.  Shareholders who return the [COLOR]  proxy card will only be able to vote for our five nominees and will not have the opportunity to vote for the one other seat up for election at the Annual Meeting. You can only vote for the Company’s director nominees by signing and returning a proxy card provided by the Company.  Shareholders should refer to the Company’s proxy statement for the names, backgrounds, qualifications and other information concerning the Company’s nominees. Dialectic believes that any attempt to increase or decrease the size of the current Board or the number of directors up for election at the Annual Meeting would constitute an improper manipulation of the Company’s corporate machinery. Your vote to elect our nominees will have the legal effect of replacing five incumbent directors with our nominees.  If at least four of our nominees are elected, they will constitute a majority of the Board.  The individuals we have nominated, if elected, would bring complementary skill sets to the Board, valuable insight and experience to aid management, and a commitment to serve shareholders.

We urge you to carefully consider the information contained in the attached Proxy Statement and then support our efforts by signing, dating and returning the enclosed [COLOR] proxy card today.  The attached Proxy Statement and the enclosed [COLOR] proxy card are first being furnished to the shareholders on or about ____________, 2016.

If you have already voted for the incumbent management slate, you have every right to change your vote by signing, dating and returning a later dated [COLOR] proxy card or by voting in person at the Annual Meeting.

If you have any questions or require any assistance with your vote, please contact [____], which is assisting us, at its address and toll-free numbers listed below.

Thank you for your support,

/s/ John Fichthorn

John Fichthorn
Dialectic Capital Partners, LP

If you have any questions, require assistance in voting your [COLOR] proxy card, or need additional copies of Dialectic’s proxy materials,
please contact [_____] at the phone numbers listed below.

Shareholders call toll free at [_______]
Banks and Brokers may call collect at [_______]

PRELIMINARY COPY SUBJECT TO COMPLETION
DATED AUGUST 5, 2016

2016 ANNUAL MEETING OF SHAREHOLDERS
OF
COVISINT CORPORATION
_________________________

PROXY STATEMENT
OF
DIALECTIC CAPITAL PARTNERS, LP
_________________________

PLEASE SIGN, DATE AND MAIL THE ENCLOSED [COLOR] PROXY CARD TODAY

Dialectic Capital Partners, LP (“Dialectic Capital Partners”), Dialectic Offshore, Ltd. (“DOF”), Dialectic Antithesis Partners, LP (“DAP”), Dialectic Capital Management, LP (“Dialectic Capital”), Dialectic Capital, LLC (“Dialectic GP”), Bernard J. Eastwood and John Fichthorn (collectively, “Dialectic” or “we”) are significant shareholders of Covisint Corporation, a Michigan corporation (“Covisint” or the “Company”), who, together with the other participants in this solicitation, collectively own an aggregate of 2,396,945 shares of common stock, no par value (the “Common Stock”), of the Company.  We believe that the Board of Directors of the Company (the “Board”) must be significantly reconstituted to ensure that the interests of the shareholders, the true owners of Covisint, are appropriately represented in the boardroom. We have nominated directors who have strong, relevant backgrounds and who are committed to fully exploring all opportunities to unlock shareholder value.  We are seeking your support at the annual meeting of shareholders scheduled to be held at [_____] on [____], [____], 2016 at [____], [____] time (including any adjournments or postponements thereof and any meeting which may be called in lieu thereof, the “Annual Meeting”).

1.
To elect Dialectic’s five (5) director nominees, Scott Daniels, John Fichthorn, Alan B. Howe, John Mutch and Edward Rose (each a “Nominee” and, collectively, the “Nominees”), to the Board as directors to serve until the 2017 annual meeting of shareholders and until their respective successors are duly elected and qualified;

2.	To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending March 31, 2017; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

This Proxy Statement is soliciting proxies to elect only our Nominees.  Accordingly, the enclosed [COLOR] proxy card may only be voted for our Nominees and does not confer voting power with respect to any of the Company’s director nominees.  Shareholders who return the [COLOR] proxy card will only be able to vote for Dialectic’s five Nominees.  See “Voting and Proxy Procedures” below for additional information.  You can only vote for the Company’s director nominees by signing and returning a proxy card provided by the Company.  Shareholders should refer to the Company’s proxy statement for the names, backgrounds, qualifications and other information concerning the Company’s nominees.

As of the date hereof, the members of Dialectic and the Nominees collectively own 2,396,945 shares of Common Stock (the “Dialectic Shares”).  We intend to vote the Dialectic Shares FOR the election of the Nominees and [FOR/AGAINST] the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending March 31, 2017.

The Company has set the close of business on [_____] as the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”).  The mailing address of the principal executive offices of the Company is 26533 Evergreen Road, Suite 500, Southfield, Michigan 48076.  Shareholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting.  According to the Company, as of the Record Date, there were [_____] shares of Common Stock outstanding.

The attached Proxy Statement and the enclosed [COLOR] proxy card are first being furnished to the shareholders on or about ____________, 2016.

THIS SOLICITATION IS BEING MADE BY DIALECTIC AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OR MANAGEMENT OF THE COMPANY.  WE ARE NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING OTHER THAN AS SET FORTH IN THIS PROXY STATEMENT.  SHOULD OTHER MATTERS, WHICH DIALECTIC IS NOT AWARE OF A REASONABLE TIME BEFORE THIS SOLICITATION, BE BROUGHT BEFORE THE ANNUAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED [COLOR] PROXY CARD WILL VOTE ON SUCH MATTERS IN OUR DISCRETION.

DIALECTIC URGES YOU TO SIGN, DATE AND RETURN THE [COLOR] PROXY CARD IN FAVOR OF THE ELECTION OF THE NOMINEES.

IF YOU HAVE ALREADY SENT A PROXY CARD FURNISHED BY COMPANY MANAGEMENT OR THE BOARD, YOU MAY REVOKE THAT PROXY AND VOTE ON EACH OF THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT BY SIGNING, DATING AND RETURNING THE ENCLOSED [COLOR] PROXY CARD.  THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS.  ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE ANNUAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE ANNUAL MEETING OR BY VOTING IN PERSON AT THE ANNUAL MEETING.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting—This Proxy Statement and our [COLOR] proxy card are available at
[_______________________]

______________________________

IMPORTANT

Your vote is important, no matter how few shares of Common Stock you own.  Dialectic urges you to sign, date, and return the enclosed [COLOR] proxy card today to vote FOR the election of the Nominees and in accordance with Dialectic’s recommendations on the other proposals on the agenda for the Annual Meeting.

•
If your shares of Common Stock are registered in your own name, please sign and date the enclosed [COLOR] proxy card and return it to Dialectic, c/o [______], (“[_____]”), in the enclosed postage-paid envelope today.

•
If your shares of Common Stock are held in a brokerage account or bank, you are considered the beneficial owner of the shares of Common Stock, and these proxy materials, together with a [COLOR] voting form, are being forwarded to you by your broker or bank.  As a beneficial owner, you must instruct your broker, trustee or other representative how to vote.  Your broker cannot vote your shares of Common Stock on your behalf without your instructions.

•
Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet.  Please refer to the enclosed voting form for instructions on how to vote electronically.  You may also vote by signing, dating and returning the enclosed voting form.

Since only your latest dated proxy card will count, we urge you not to return any proxy card you receive from the Company.  Even if you return the management proxy card marked “WITHHOLD” as a protest against the incumbent directors, it will revoke any proxy card you may have previously sent to us.  Remember, you can vote for our five Nominees only on our [COLOR] proxy card.  So please make certain that the latest dated proxy card you return is the [COLOR] proxy card.

If you have any questions, require assistance in voting your [COLOR] proxy card, or need additional copies of Dialectic’s proxy materials,
please contact [______] at the phone numbers listed below.

Shareholders call toll free at [_______]
Banks and Brokers may call collect at [_______]

Background to the Solicitation

The following is a chronology of events leading up to this proxy solicitation:

•
On May 26, 2016, Mr. Fichthorn, on behalf of Dialectic, reached out to the management team of the Company, including Samuel M. Inman, III, President, Chief Executive Officer and Chairman, to discuss Dialectic’s concerns with the Company’s strategic direction and the need for change on the Board.  During the call, Mr. Fichthorn suggested a compromise in order to avoid a costly proxy contest whereby Dialectic would agree not to submit any director nominations or conduct any proxy solicitation activities in connection with the Annual Meeting if the Company committed to undertake a process to replace two existing Board members with two new independent members approved by Mr. Fichthorn no later than September 30, 2016.

•	On May 27, 2016, the Company responded to Mr. Fichthorn that it was not interested in Dialectic’s May 26th proposal.

•
Also on May 27, 2016, Dialectic delivered a letter to Michael A. Sosin, Vice President, General Counsel and Secretary of Covisint, in accordance with the Company’s Amended and Restated Bylaws (the “Bylaws”), nominating Scott Daniels, John Fichthorn, Alan B. Howe, John Mutch, and Edward Rose, for election to the Board at the Annual Meeting (the "Nomination Letter").

•
On June 1, 2016, Mr. Sosin delivered a letter to Dialectic responding to the Nomination Letter noting that the Company is evaluating the Nomination Letter and requesting that Dialectic provide any additional materials on the Nominees that would be relevant to the Nominating and Governance Committee’s consideration of the Nominees.

•
On June 2, 2016, Dialectic issued a press release and delivered a letter to the Board expressing its serious concerns with the Company’s strategic direction, recent performance and delayed “Plan B” under the direction of its current management team and Board. Dialectic also expressed its concerns with the Company’s decision to delay the announcement of its “Plan B” until the Q1 conference call, which it scheduled for June 6, 2016, days after the deadline for nominating director candidates for election to the Board at the Annual Meeting. Dialectic also expressed its belief in the letter that other shareholders are likewise frustrated with management’s apparent inability to communicate a clear strategy for the Company. Dialectic further stated that it believes change is needed on the Board to ensure that appropriate actions are taken to implement a clear strategy for the benefit of all shareholders.

•	Also on June 2, 2016, Dialectic filed its initial Schedule 13D with the Securities and Exchange Commission (“SEC”) disclosing a 5.5% ownership position in the Company.

•	On June 8, 2016, Mr. Sosin sent Mr. Fichthorn an email requesting that the Nominees complete the Company’s Director & Officer Questionnaire.

•
On June 14, 2016, Dialectic issued a press release and delivered a letter to the Board expressing (i) serious concerns with the Company’s failure to disclose on its recent earnings call a clear and viable strategy to improve the Company’s performance and transparency, (ii) its continued belief that a reconstituted Board that includes Dialectic’s Nominees is required to improve accountability and determine the best path forward to enhance shareholder value and (iii) its continued desire to work constructively with Covisint to reach a mutually agreeable resolution to reconstitute the Board in a manner that is in the best interests of all shareholders.

•
On June 23, 2016, in the spirit of reaching a mutually agreeable resolution, counsel for Dialectic delivered the Nominees’ completed Director & Officer Questionnaires to Mr. Sosin per the Company’s request even though such questionnaires are not required under the Bylaws for a shareholder to nominate director candidates at the Annual Meeting.

•	On July 14, 2016, Mr. Fichthorn and Mr. Inman exchanged emails and agreed to have settlement discussions on or about July 21, 2016.

•
On July 21, 2016, Mr. Fichthorn and Mr. Inman engaged in a telephone conversation during which Mr. Inman proposed a settlement offer which would effectively add two (2) new directors to the Board.  Mr. Fichthorn requested the details of such proposal in writing.

•	On July 25, 2016, Mr. Inman sent Mr. Fichthorn an email detailing the terms of the Company’s settlement proposal, which included the following: (i) one of the current members of the Board would not stand for re-election at the Annual Meeting, (ii) the Company would increase the size of the Board from six (6) to seven (7) directors, (iii) Covisint and Dialectic would submit candidates to a “pool” of qualified directors, pursuant to which the Company would contribute four (4) candidates and Dialectic would contribute two (2) candidates from this “pool” of six (6) candidates, and (iv) Dialectic and the Company would mutually agree upon two (2) candidates to be appointed to the Board. Mr. Inman also noted that the Company is open to separating the roles of Chairman and CEO.

•
On July 27, 2016, Mr. Fichthorn emailed Mr. Inman a counter-proposal given Mr. Fichthorn’s belief that the Company’s proposed settlement did not offer the level of change that Dialectic believes is necessary to drive value for the benefit of all Covisint shareholders.  Accordingly, Mr. Fichthorn proposed that two (2) of the current Board members not stand for re-election at the Annual Meeting, including Mr. Inman, and that three (3) new candidates be appointed to the Board given the Company’s proposal to increase the size of the Board from six (6) to seven (7) directors.

•
Also on July 27, 2016, Mr. Inman sent an email to Mr. Fichthorn responding to Mr. Fichthorn’s counter-proposal from earlier that day noting that the Company is unwilling to add more than two (2) new directors to the Board.  While Mr. Inman confirmed that the roles of Chairman and CEO would be separated, he stated that Covisint would not agree to his resignation.

•
Also on July 27, 2016, Mr. Fichthorn responded to Mr. Inman’s July 27th email reminding Mr. Inman that he had mentioned during their call that Mr. Inman may be willing to resign from the Board and reiterating Dialectic’s belief that the addition of three (3) new independent members to the Board was in the best interests of Covisint shareholders.

•
On July 28, 2016, Mr. Inman responded to Mr. Fichthorn’s email reiterating the Company’s initial proposal and that the Board was not willing to add three (3) new directors.  Mr. Inman also clarified that the Board intends to not only elect a new Chairman, but also a new Chair of the Audit Committee, both from the newly appointed directors.

•
On July 28, 2016, Mr. Fichthorn reached out to Mr. Inman to request that the six (6)-person director candidate pool under the July 25th proposal be comprised of three (3) of Dialectic’s candidates and three (3) of the Company’s candidates for the Board.  Mr. Fichthorn also reiterated his proposal that three (3) mutually agreed upon directors be appointed to the Board from this pool, which Mr. Inman rejected.  Mr. Fichthorn then suggested that the Company and Dialectic exchange the names of their respective candidates for the Board in an effort to reach a settlement.

•	On July 29, 2016 and July 30, 2016, Mr. Fichthorn and Mr. Inman exchanged emails regarding their July 28th conversation.

•
On August 1, 2016, the Company delivered the names and resumes of the four (4) director candidates who the Company proposed to contribute to the director candidate pool pursuant to the July 25th proposal.  Mr. Inman and Mr. Fichthorn thereafter engaged in correspondence regarding Dialectic’s proposed candidates.

•	On August 2, 2016, Dialectic delivered the name of one (1) new candidate in addition to Dialectic’s slate of five (5) Nominees for inclusion in the director candidate pool.

•
On August 3, 2016, after a meeting with the Board to discuss the ongoing settlement negotiations and Dialectic’s July 28th counter-proposal, Mr. Inman delivered a letter to Mr. Fichthorn on behalf of Covisint, rejecting Dialectic’s proposed candidate and refusing to permit Mr. Fichthorn to clarify the three (3) candidates for inclusion in the director candidate pool. Instead, Mr. Inman stated that Mr. Fichthorn could work with the Company to select two (2) mutually agreed upon candidates from the Company’s pool of four (4) candidates.  Mr. Inman indicated that should Mr. Fichthorn not find this proposal acceptable, that further discussions with the Company were not likely to be productive.

•
On August 4, 2016, Mr. Fichthorn and Mr. Inman engaged in a conversation to discuss the August 3rd letter, during which Mr. Inman indicated that the Company would not be receptive to Dialectic’s submission of director candidates for inclusion in the director candidate pool pursuant to their agreed-upon settlement proposal. When Mr. Fichthorn asked Mr. Inman to clarify that the Company was refusing to accept any candidates from Dialectic’s slate, to Mr. Fichthorn’s surprise, Mr. Inman responded that the Nominating and Governance Committee had already interviewed two of its candidates, John Mutch and Alan Howe, and concluded that Covisint’s candidates were more qualified.  Mr. Fichthorn was not only shocked that Covisint had failed to notify him that such interviews were taking place given their ongoing settlement negotiations but Mr. Fichthorn later learned that no such formal interviews had actually taken place. Mr. Inman had only met briefly with Mr. Mutch over coffee and Mr. Howe had only received a call from Covisint director Homaira Akbari proposing an interview that never transpired.

REASONS FOR THE SOLICITATION

WE BELIEVE THAT CHANGE TO COVISINT’S BOARD IS NEEDED NOW

As one of Covisint’s largest shareholders, our interests are directly aligned with the interests of all shareholders.   We are soliciting your support to elect our Nominees at the Annual Meeting because we have little confidence that the Board, as currently composed, has the objectivity and commitment to ensure that the Company is being run in a manner consistent with your best interests.

Over the past two years, it has become apparent to us that change in needed on the Board given the Company’s lack of a clear strategy under the direction of its management team and its apparent inability to communicate any viable strategy for creating value to Covisint shareholders.  In fact, we have both publicly and privately outlined our concerns with the Company’ strategic direction, recent performance, poor execution and lack of transparency as well as the opportunities that we believe are available to drive shareholder value.

As detailed in the foregoing section of this Proxy Statement, we attempted to engage constructively with the Board and management team to address our serious concerns and to reach a resolution that we believe is in the best interests of Covisint shareholders.  Unfortunately, our sincere efforts to interact constructively with the Company have proven to be unsuccessful.  While it has been clear for some time that some level of change would be required at Covisint, the Board’s apparent unwillingness to reach a resolution that embraces the level of change that we believe is necessary to increase transparency and create a viable strategy for the Company has only solidified our belief that change is needed on the Board immediately.

We are therefore soliciting your support to elect our Nominees at the Annual Meeting, who we believe would bring significant and relevant industry experience, new insight and fresh perspectives to the Board.  It is time for accountability, transparency and a new direction at Covisint.

We Are Concerned with the Company’s Lack of a Clear Strategy and Failure to Effectively Communicate with Shareholders

We initially invested in the Company because we were encouraged by the new management team’s vision to turnaround Covisint, which included a two-part plan to grow the Company.  The first part of the plan was focused on growing the Company with a target of $95 million in revenue and a willingness to burn cash down to $34 million, if necessary, by the end of 2015. If that plan was not achieved, management promised shareholders an alternative plan (“Plan B”) to meet its strategic objectives, which involved a return to profits and the consideration of a potential sale of the Company.  Unfortunately, by the end of 2015, management not only missed its own targets and timeline for growth despite having $38 million in cash, but failed to disclose its previously promised Plan B.

Notably, on the Company’s Q4 earnings call, not only did management fail to describe Plan B but it refused to answer our questions or our subsequent calls, apparently only accepting inquiries from sell-side analysts.  When management finally returned our calls two weeks later, we reiterated our desire to understand Plan B and management noted that it would be disclosed on the Q1 earnings call, which was conveniently delayed until June 6, 2016, nine days after the nomination deadline for the Annual Meeting.  It was therefore not surprising to us that on the recent Q2 earnings call, management once again refused to answer our questions.

We believe other shareholders are likewise frustrated with management’s inability to communicate a clear strategy for the Company.  Both Roumell Asset Management, LLC (“Roumell”) and Vector Capital IV, L.P. (“Vector”) have filed Schedule 13Ds with respect to their investments in Covisint and have outlined their concerns with the Company’s strategic direction. Specifically, Roumell has requested that the Company appoint two independent directors and explore strategic alternatives while Vector has determined that the Board should undertake a strategic review process to sell the Company.

 It seems quite clear to us that Covisint does not take shareholder communication seriously. We have been patient shareholders for more than a year and would have continued to be patient if a new strategy with measurable milestones existed for the Company moving forward.

We Are Concerned with the Company’s Troubling Track Record of Poor Execution

During the past three years, Covisint has spent $105M in sales and marketing yielding $31M in new subscription revenue. The automotive segment, which is now the Company’s focus, has been in decline each year.  Further, the Company has burned through $10M of cash despite $66M in recurring software revenue and plans to burn through another $10M this fiscal year.  Our concerns are heightened by the Company’s lack of transparency and failure to adequately respond to shareholders’ questions. We question, for example, where the $33M of sales and marketing spend is going towards? The Company has already forecasted that subscription revenue will not grow this fiscal year.  If the Company is planning on making sales, does this mean it is losing customers? Will the auto segment grow?  Covisint is now a $66M software business that is not growing.  Why can’t the Company generate $10M in cash flow?  Why can’t the Company restructure to be at least slightly profitable? Unfortunately, our questions remain unanswered.

Management changes and initiatives, including two CEOs and two Head of Sales, do not appear to have yielded any improved execution and in our view, demonstrate management’s inability to manage costs and grow the Company.

Each quarter, the Company has highlighted various industry awards or new partnerships but to date, these “highlights” have not translated into increased sales.  We believe the Company should focus on highlighting deals in the pipeline, upsells, additional modules or capacity bought by existing customers.   Notably, the Company has chosen to use new subscription revenue as its metric and if that is the true metric for what investors should be focused on, we believe the Company has failed miserably. For every dollar spent in sales and marketing, the Company has generated 30 cents in new software revenue.

Furthermore, it is clear that last year’s strategy did not work, which is why we are so concerned about the Company’s strategy (or lack thereof) moving forward. Covisint spent $30 million in sales and marketing during fiscal year 2016 but only yielded $9.3 million in new annual subscriptions down from the $14.3 million in net new subscriptions the previous year. According to Covisint’s 10-K filed with the SEC on June 6, 2016, the Company did not add any new customers during fiscal year 2016. Subscription revenue came in 11% below Covisint’s already reduced expectations yet the Company offered no explanation for not meeting those expectations. After a crucial year in a turnaround plan, we believe that shareholders deserve some visibility as to what isn’t working, and what the new milestones are for the Company after all the previous targets were missed.

From the outside, the crux of Covisint’s problems seem to stem from the Company’s core strategy and execution thereof. The Company can certainly hire sales people but there has been very little data disclosed indicating that they are going in the right direction. We don’t see the path to how Covisint is going to sell its solution through its own sales force or with partners as it has currently been described.

Covisint has 2,000 customers, but 150 of those customers account for 90% of the revenue. The other 1,850 customers generate approximately 10% of revenue, or $4,100 per customer.  It is not surprising to us that the Company is losing money.  In fact, 36% of the revenue comes from Cisco with most of that coming from its relationship with General Motors (GM). Forty percent of Covisint’s revenue comes from the automotive industry.  Particularly concerning is that 93% of Covisint’s customers are not growing and generating only $4,000 in revenue per year.

On the Q4 earnings call when referencing Cisco, the Company’s largest customer, CEO and Chairman Sam Inman stated, “[Y]ou already know that we counted quite a bit on increasing our business with Cisco last year, I've talked about before, and that simply didn't happen. We have a lot of eggs in that basket.” As the apparent strategy has shifted from new verticals to a focus on the auto industry and large channel partners, we are concerned that Covisint’s oldest, largest channel partner focused on autos has failed to deliver, leading us to believe that a different approach may be needed.

              Perhaps even more telling, in the Company’s recent amendment to its Annual Report on Form 10-K filed with the SEC on July 27, 2016, Covisint disclosed that CEO performance bonus targets for annualized subscription revenue (ASR) were set forth as follows: (1) minimum threshold of $18M; (2) target of $26M; and (3) maximum threshold of $36M.  Yet the Company only hit $9.3M, which we believe is a clear indication that the Company’s stated strategy is wrong.

Of even greater concern is that if not successful by the end of fiscal year 2017, the Company will not only have deployed valuable capital, but will have materially impaired what was a solid balance sheet.  Before taking this step, we strongly believe the Company’s strategic plan needs to be reviewed by a fresh set of eyes given the apparent lack of appropriate oversight by the existing Board.

We are Extremely Concerned with the Company’s Executive Compensation Practices

We believe management's abysmal record on executive compensation showcases what little regard it has for preserving and enhancing shareholder value.  Institutional Shareholder Services Inc. (“ISS”), a leading proxy voting advisory firm, appears to share our concerns.  In its 2015 report, ISS expressed "high concern" with respect to the Company's executive compensation program and recommended a vote to "withhold" support for the three directors who comprise the Compensation Committee.  Specifically, ISS noted that CEO Sam Inman received total compensation in 2015 that was nearly 4.5 times the median CEO total compensation of the Company's peers, as designated by ISS.  Furthermore, zero percent (0%) of this outsized compensation package was performance-based.  Even where management has aligned annual incentive compensation to performance targets, such as for annual incentives based on revenue (weighted 70%), Covisint has set the bar extremely low, at threshold levels below both actual and target performance for the prior year.  Of even greater concern, however, is the fact that the Compensation Committee elected to provide discretionary bonuses even after the Company failed to achieve the threshold performance targets required for payout under the annual incentive plan.  Moreover, the payouts (64% of target) were higher than the payouts that would have been earned if the Company had achieved the threshold performance targets under the plan (50% of target).  Thus, we believe management's behavior evinces a disregard for shareholder value and a clear misalignment of interests with shareholders.

We Are Concerned with the Company’s Poor Corporate Governance

We are also concerned with the Company’s poor corporate governance that we believe severely limits the ability of shareholders to seek effective change at Covisint.  Shareholders are prohibited from taking action by written consent, cannot call special meetings, and must obtain a prohibitively high supermajority vote of 80% to amend shareholder-unfriendly provisions in the Company’s organizational documents.  If elected, we believe our Nominees will work hard to improve corporate governance at Covisint by seeking to eliminate these anti-shareholder provisions and implement more shareholder-friendly provisions in line with corporate governance best practices. We believe that the Board should not be able to utilize the Company’s corporate machinery to insulate itself and prevent change that would benefit all shareholders.

Further, although the Company has indicated that it plans on separating the roles of Chairman and CEO, we believe the Board’s apparent failure to hold management accountable is a symptom of these combined roles and that an independent Chairman must be appointed immediately.  Critical to the success of any corporate governance structure is the ability to maintain independent and objective oversight.  According to ISS, an independent Chairman is broadly considered best practice as it helps curb conflicts of interest, promotes more effective oversight and helps to facilitate communication with shareholders.  We believe an independent Chairman is desperately needed at the Company in order to objectively evaluate management’s decisions to protect and enhance value for the benefit of all Covisint shareholders.

ISS also shares our concerns with certain aspects of the Company’s governance profile.  As noted above, ISS not only recommended that shareholders “withhold” on the election of three Compensation Committee directors at the Company’s 2015 annual meeting but also recommended a “withhold” vote on three Covisint directors up for election at the 2014 annual meeting, citing concerns with the lack of independence on the Board and certain Board committees at that time.

We are Concerned with the Board’s Lack of Sufficient Stock Ownership

We believe the Board’s apparent failure to identify and unlock opportunities to enhance shareholder value is in large part a function of a troubling misalignment of interests between the directors and Covisint’s shareholders.  According to the Company’s recently amended 10-K, Covisint’s directors collectively own less than 3.3% of the Company’s outstanding shares, which includes shares underlying certain options and RSUs that were granted to such individuals in their capacities as directors and officers of the Company.  Notably, other than CEO Inman’s 1.5% stake in the Company, of which not a single share was purchased in the open market, not a single director owns more than 1% of the Company’s outstanding shares. Accordingly, there is a lack of significant shareholder representation on the Board.  We believe the shareholders, as the true owners of the Company, need to have a strong voice at the Board level.  Such a voice promotes greater accountability and creates an environment that forces other directors to consider new and innovative ways to positively impact shareholder value.

Dialectic, on the other hand, owns approximately 5.9% of the Company’s outstanding shares of Common Stock.  It seems apparent to us that with so little “skin in the game” the Board does not have the same commitment to shareholder value as we do.  We believe a culture focused on long-term value creation and shareholder accountability requires placing shareholder representatives on the Board who have a significant financial commitment to the Company along with relevant experience.  This requirement ensures the proper alignment of interests between the Board and shareholders.

We Believe There are Opportunities Available to the Company to Drive Shareholder Value

As noted above, there have been multiple investments, restructuring and leadership changes in sales and marketing, which have failed to yield any growth of new annual subscriptions. The Company went public with its first strategy, restructured the sales force, hired a new sales leader, changed verticals, divested a segment and now continues to restructure to focus on the auto segment. Despite all of these changes, revenue estimates have continued to decline, cash is down 30% and the auto segment, which is supposed to be Covisint’s focus and most successful vertical, is in decline.

Accordingly, we believe that change is immediately required at Covisint in order to develop a clear and viable strategy for the Company moving forward.  The status quo is simply untenable. Despite the Company’s lack of transparency regarding its strategic direction and the business generally, industry level field work has given us some insight into the potential paths that we believe the Company could pursue in the future, including:

i)
Modify the Company’s existing go-to-market plan so as to focus on easy to acquire solutions for the auto market as opposed to trying to sell a monolithic platform.  We believe the Company can effectuate this at a lower cost by focusing more on using SI’s as opposed to competing with them.

ii)
Shrink the cost base down dramatically to offer meaningful profits to existing shareholders while continuing to focus on the most important and likely handful of customers until the right product strategy is proven within a profitable business.

iii)	Determine whether the Company can most successfully be operated within a larger platform and begin a sale process to see if an adequate price can be achieved.

If our Nominees are elected at the Annual Meeting, they will have access to key information and will be able to more fully assess what options are best for the Company moving forward.  One of the crucial problems with current management is that they do not provide any transparency with what is going on within the business, which is precisely why we believe change is required on the Board.

We Believe Our Four Nominees Have the Experience, Qualifications, and Commitment Necessary to Help Determine the Best Path Forward for the Company

Our highly qualified Nominees are motivated to do what is best for the Company and its shareholders.  While a reconstituted Board may or may not enable the Company to grow, we believe the addition of our experienced and highly qualified Nominees would bring a fresh perspective into the boardroom and would enable the Board to be much more objective in evaluating a strategy to deploy capital to pursue strategic growth and to otherwise identify opportunities to drive shareholder value.  Our Nominees have a history of value creation in multiple public company boardroom environments.  It is time for accountability, transparency and a new strategy at Covisint.  Please refer to the following section of this Proxy Statement for the biographies of each of our highly qualified Nominees.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board is currently composed of six directors, each with terms expiring at the Annual Meeting.  We are seeking your support at the Annual Meeting to elect our five Nominees in opposition to the Company’s director nominees.  Your vote to elect the Nominees will have the legal effect of replacing five incumbent directors with the Nominees.  If at least four of the Nominees are elected, such Nominees will represent a majority of the members of the Board. In the event that our director Nominees comprise less than a majority of the Board following the Annual Meeting, there can be no assurance that any actions or changes proposed by our Nominees will be adopted or supported by the full Board.

THE NOMINEES

The following information sets forth the name, age, business address, present principal occupation, and employment and material occupations, positions, offices, or employments for the past five years of each of the Nominees.  The nominations were made in a timely manner and in compliance with the applicable provisions of the Company’s governing instruments.  The specific experience, qualifications, attributes and skills that led us to conclude that the Nominees should serve as directors of the Company are set forth below.  This information has been furnished to us by the Nominees.  All of the Nominees are citizens of the United States.

Scott Daniels, age 50, has been consulting for technology companies since April 2014.  He also currently serves on the Board of Directors of Carbonite, Inc. (NASDAQ: CARB), a provider of cloud backup and disaster recovery solutions, since January 2016. Previously, Mr. Daniels served as a senior analyst of Shannon River Partners, a private hedge fund focused on technology, media and communications companies, from July 2013 to April 2014. From November 2005 to July 2013, Mr. Daniels served as a senior analyst and partner of S Squared Technology, a technology investment fund where he evaluated and invested in multiple publicly traded small and midsized emerging growth technology companies around the world. Prior to S Squared Technology, Mr. Daniels served in various analyst roles covering technology and software companies. Mr. Daniels holds an M.B.A from Columbia Business School and a B.A. in English Literature from University of Pennsylvania.

Dialectic believes that Mr. Daniels’ public board experience and financial expertise would make him a valuable addition to the Board.

Alan B. Howe, age 54, has served as the co-founder and managing partner of Broadband Initiatives LLC, a boutique corporate advisory and consulting firm, since 2001.  He has also served as a member of the Board of Directors of Data I/O Corporation (NASDAQ:  DAIO), a manufacturer of programming and automated device handling systems for programmable integrated circuits, since January 2013 and as Chairman of the Board, since July 2015.  Mr. Howe has also served as a member of the Board of Directors of Determine, Inc. (NASDAQ: DTRM), a global provider of cloud solutions, since January 2009 and as Vice Chairman of the Board, since July 2013, and has served as a director of Urban Communications Inc. (TSX VENTURE:  UBN), a telecommunications company providing a full suite of Internet, voice, video and broadband application products over its 200 km. state-of-the-art carrier grade fibre optic network in metro Vancouver and Victoria to commercial, residential and public sector customers, since June 2016.  In addition, he has served as Senior Advisor to Bowen Advisors since 2014, which is an investment banking advisory firm dedicated to serving the corporate finance needs of emerging and established technology companies under a consulting agreement on wireless and technology projects.  Previously, Mr. Howe served as Vice President of strategic and wireless business development for Covad Communications, Inc., a national broadband telecommunications company, from May 2005 to October 2008.  Prior to that, Mr. Howe served as Chief Financial Officer and Vice President of corporate development for Teletrac, Inc., a SaaS fleet management service provider, from April 1995 to April 2001.  He also previously held various executive management positions for Sprint PCS and Manufacturers Hanover Trust Company.  In addition, Mr. Howe  previously served on a number of private and public boards including in the past five years former reporting companies Qualstar (NASDAQ: QBAK), an American manufacturer of magnetic tape data storage products, from 2013 to 2014, Ditech Networks, Inc. (NASDAQ:  DITC), a designer, developer, and marketer of telecommunications equipment and services for use in wireline, wireless, satellite, and Internet Protocol (IP) telecommunications networks worldwide, from 2009 to 2012, Altigen Communications, Inc. (NASDAQ:  ATGN), a provider of Microsoft-based software business communications solutions, from 2009 to 2014, and Crossroads Systems, Inc. (NASDAQ: CRDS), an intellectual property licensing company, from 2005 to 2011.  He has an M.B.A. in Finance from Indiana University and a B.S. in Business and Administration and Marketing from the University of Illinois.

Dialectic believes that Mr. Howe’s significant industry knowledge and extensive experience serving in senior executive positions, along with his experience serving as a director of various public and private companies, would make him an important addition to the Board.

John Fichthorn, age 43, is a co-founder of Dialectic Capital, an investment management firm, and has been a portfolio manager there since 2003.  From 2000 to 2003, he was employed by Maverick Capital, most recently as managing director of the technology group.  From 1999 to 2000, he was an analyst at Alliance Capital working across multiple hedge fund products and as a member of the technology team.  From 1997 to 1999, he was an analyst at Quilcap Corporation, a hedge fund where he covered all sectors, with a focus on technology.  From 1995 to 1997, Mr. Fichthorn worked at Ganek & Orwicz Partners where his responsibilities included small cap research, international closed-end fund arbitrage and operations.  Since 2014, Mr. Fichthorn has served as a director of Lyman Corporation, a privately held company that designs and manufactures case preparation and reloading products for shooters, hunters, and law enforcement professionals. From June 2011 to June 2014, Mr. Fichthorn served as a director of Immersion Corporation, the leading innovator in haptics technology.  Mr. Fichthorn served as a director of California Micro Devices Corporation, a supplier of protection devices for the mobile handset, high brightness LED (HBLED), digital consumer electronics and personal computer markets, from September 2009 until its sale to ON Semiconductor Corporation in January 2010.  Mr. Fichthorn holds a B.A. in Astronomy from the University of North Carolina at Chapel Hill.

Dialectic believes that Mr. Fichthorn’s extensive knowledge of the capital markets, his ongoing role as an active technology investor and broad network of contacts across the technology sector will give him unique insight into the Company’s needs, challenges and strategic opportunities, making him well qualified to serve on the Board.

John Mutch, age 59, has been the founder and managing partner of MV Advisors LLC, a strategic block investment firm which provides focused investment and operational guidance to both private and public companies across a variety of industries (“MV Advisors”), since January 2006.  MV Advisors’ current portfolio includes companies in the technology, active lifestyle, and sports segments. Mr. Mutch has served as Chairman of the Board of Aviat Networks, Inc. (NASDAQ:AVNW), a leading expert in microwave networking solutions, since January 2015.  He has also served on the Board of Directors of Steel Excel Inc. (formerly NASDAQ: SXCL), a provider of drilling and production services to the oil and gas industry and a provider of event-based sports services and other health-related services, since 2007 and as a director at Agilysys, Inc. (NASDAQ: AGYS), a provider of information technology solutions, since March 2009. Mr. Mutch has had a sustained career as an operating executive in the technology industry most recently serving as the Chairman and Chief Executive Officer of BeyondTrust Software, a privately held security software company focused on privilege identity management solutions sold into the Global 2000 IT infrastructure market, from December 2008 to January 2014.  In March 2003, Mr. Mutch was appointed by the U.S. Bankruptcy court to the Board of Directors of Peregrine Systems, Inc. (“Peregrine Systems”), a provider of enterprise asset and service management solutions, where he assisted the company in a bankruptcy work-out proceeding and was named President and Chief Executive Officer in July 2003. Mr. Mutch ran Peregrine Systems, operating the company under an SEC consent decree, and successfully restructured the company culminating in a sale to Hewlett-Packard in December 2005.  Prior to Peregrine Systems, he served as President, Chief Executive Officer and a director of HNC Software, a then publicly traded enterprise analytics software provider, from July 1997 until it was sold to FICO in August of 2002.   Prior to that, Mr. Mutch spent eight years at Microsoft Corporation, an American multinational technology company, in a variety of executive sales and marketing positions. Mr. Mutch previously served on the Boards of Directors of Phoenix Technologies Ltd. (formerly NASDAQ: PTEC), a leader in core systems software products, services and embedded technologies, from June 2006 to March 2008, Edgar Online, Inc., a provider of financial data, analytics and disclosure management solutions, from March 2009 to June 2011, Aspyra, Inc., a provider of clinical and diagnostic information systems for the healthcare industry, from October 2008 to October 2010, Overland Storage, Inc., a provider of unified data management and data protection solutions, from January 2003 to March 2006, and Brio Software, Inc., a provider of business intelligence software, from June 2001 to June 2003. Mr. Mutch holds a B.S. in Economics from Cornell University and an M.B.A. from The University of Chicago.

Dialectic believes that Mr. Mutch’s extensive experience as an executive in the technology sector, together with his experience as a director at several public companies in the technology sector, would enable him to provide effective oversight of the Company.

Edward Rose, age 53, has been a private investor and social entrepreneur since 2008.  He has served as founder and Chief Executive Officer of Serality, Inc., a technology company focused on providing Aging Services Organizations with an affordable, integrated, enterprise-wide operating platform that enables successful collaboration with Healthcare Payers, since 2009.  From 2000 to 2008, Mr. Rose served as Chief Executive Officer of Open Channel Solutions, Inc., formerly, a leading global provider of entitlement and e-business management solutions. From 1998 to 2000, he served as Chief Technology Officer of Modus Media (n/k/a ModusLink), formerly, a supply chain management service for the technology industry. Mr. Rose also served as Senior Vice President at Modus Media, a former provider of supply chain management services for the technology industry worldwide, from 1997 to 1998. From 1995 to 1996, Mr. Rose was a private investor and strategic consultant to Advanced Health Corporation, a Physician Practice Management and medical technology company. From 1989 to 1995, Mr. Rose served in varying capacities at RR Donnelley, ending as Senior Vice President, technology at RR Donnelley Financial, a financial printing and information subsidiary of RR Donnelley & Sons. From 1986 to 1989, he served as a founder and Executive Vice President of Inprint, Inc., a database publishing company that specialized in high-tech documentation publishing.

Dialectic believes that as a seasoned CEO, executive and investor, Mr. Rose’s entrepreneurial and general management accomplishments in complex, global, technology-driven businesses would make him a valuable addition to the Board.

The principal business address of Mr. Daniels is 34 Old Redding Rd, Weston, CT 06883. The principal business address of Mr. Fichthorn is 119 Rowayton Ave., 2nd Floor, Norwalk, CT 06853. The principal business address of Mr. Howe is 10755 Scripps Poway Pkwy, #302, San Diego, CA 92131. The principal business address of Mr. Mutch is P.O. Box 666, Rancho Santa Fe, CA 92067. The principal business address of Mr. Rose is 225 Winter Street, Hopkinton, MA 01748.

As of the date hereof, none of Messrs. Daniels, Howe, Mutch or Rose directly or beneficially own any securities of the Company and have not made any purchases or sales of any securities of the Company during the past two years.

As of the date hereof, Mr. Fichthorn, as a managing partner to Dialectic Capital, may be deemed to beneficially own the 2,396,945 shares of Common Stock owned in the aggregate by Dialectic, which represents approximately 5.9% of the outstanding shares of Common Stock.

Each of the Nominees may be deemed to be a member of the Group (as defined below) for the purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Each of the Nominees specifically disclaims beneficial ownership of shares of Common Stock that he does not directly own. The members of Dialectic and the Nominees are collectively referred to as the “Group” herein.  For information regarding purchases and sales during the past two years by the members of the Group of securities of the Company, see Schedule I.

Dialectic has entered into letter agreements pursuant to which it has agreed to indemnify Messrs. Daniels, Howe, Mutch and Rose against claims arising from the solicitation of proxies from the Company’s shareholders in connection with the Annual Meeting and any related transactions.

On May 31, 2016, Dialectic Capital Partners, DOF, DAP, Dialectic Capital, Dialectic GP, Bernard J. Eastwood, John Fichthorn, Scott Daniels, Alan B. Howe, John Mutch and Edward Rose entered into a Joint Filing and Solicitation Agreement in which, among other things, (a) the Group agreed to the joint filing on behalf of each of them of statements on Schedule 13D with respect to the securities of the Company to the extent required by applicable law, (b) the Group agreed to solicit proxies or written consents for the election of the Nominees, or any other person(s) nominated by the Group, to the Board at the Annual Meeting (the “Solicitation”), and (c) Dialectic agreed to bear all expenses incurred in connection with the Group’s activities, including approved expenses incurred by any of the parties in connection with the Solicitation, subject to certain limitations.

Other than as stated herein, there are no arrangements or understandings between members of Dialectic and any of the Nominees or any other person or persons pursuant to which the nomination of the Nominees described herein is to be made, other than the consent by each of the Nominees to be named in this Proxy Statement and to serve as a director of the Company if elected as such at the Annual Meeting.  None of the Nominees is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries in any material pending legal proceedings.

Dialectic believes that each Nominee presently is, and if elected as a director of the Company would be, an “independent director” within the meaning of (i) applicable NASDAQ listing standards applicable to board composition and (ii) Section 301 of the Sarbanes-Oxley Act of 2002. No Nominee is a member of the Company’s compensation, nominating or audit committee that is not independent under any such committee’s applicable independence standards.

We do not expect that the Nominees will be unable to stand for election, but, in the event any Nominee is unable to serve or for good cause will not serve, the shares of Common Stock represented by the enclosed [COLOR] proxy card will be voted for substitute nominee(s), to the extent this is not prohibited under the Bylaws and applicable law.  In addition, we reserve the right to nominate substitute person(s) if the Company makes or announces any changes to its Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any Nominee, to the extent this is not prohibited under the Bylaws and applicable law.  In any such case, we would identify and properly nominate such substitute nominees in accordance with the Company’s Bylaws and shares of Common Stock represented by the enclosed [COLOR] proxy card will be voted for such substitute nominee(s).  We reserve the right to nominate additional person(s), to the extent this is not prohibited under the Bylaws and applicable law, if the Company increases the size of the Board above its existing size or increases the number of directors whose terms expire at the Annual Meeting.  Additional nominations made pursuant to the preceding sentence are without prejudice to the position of Dialectic that any attempt to increase the size of the current Board or to classify the Board constitutes an unlawful manipulation of the Company’s corporate machinery.

WE URGE YOU TO VOTE “FOR” THE ELECTION OF THE NOMINEES ON THE ENCLOSED [COLOR] PROXY CARD.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As discussed in further detail in the Company’s proxy statement, the Audit Committee of the Board has appointed Grant Thornton LLP as the Company’s independent auditor for the year ending March 31, 2017 and is proposing that shareholders ratify such appointment.  The Company is submitting the appointment of Grant Thornton LLP for ratification of the shareholders at the Annual Meeting.

WE [MAKE NO RECOMMENDATION] WITH RESPECT TO THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING MARCH 31, 2017 AND INTEND TO VOTE OUR SHARES [“FOR/AGAINST”] THIS PROPOSAL.

VOTING AND PROXY PROCEDURES

Shareholders are entitled to one vote for each share of Common Stock held of record on the Record Date with respect to each matter to be acted on at the Annual Meeting.  Only shareholders of record on the Record Date will be entitled to notice of and to vote at the Annual Meeting.  Shareholders who sell their shares of Common Stock before the Record Date (or acquire them without voting rights after the Record Date) may not vote such shares of Common Stock.  Shareholders of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell such shares of Common Stock after the Record Date.  Based on publicly available information, Dialectic believes that the outstanding classes of securities of the Company entitled to vote at the Annual Meeting are the shares of Common Stock.

Shares of Common Stock represented by properly executed [COLOR] proxy cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions, will be voted FOR the election of the Nominees, [FOR/AGAINST] the ratification of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending March 31, 2017, and in the discretion of the persons named as proxies on all other matters as may properly come before the Annual Meeting, as described herein.

The Board is currently composed of six directors, all of whom are up for election at the Annual Meeting. This Proxy Statement is soliciting proxies to elect only our Nominees. Accordingly, the enclosed [COLOR] proxy card may only be voted for the Nominees and does not confer voting power with respect to the Company’s nominees. You can only vote for the Company’s director nominees by signing and returning a proxy card provided by the Company. Shareholders should refer to the Company’s proxy statement for the names, backgrounds, qualifications and other information concerning the Company’s nominees.   In the event that some of the Nominees are elected, there can be no assurance that the Company nominee(s) who get the most votes and are elected to the Board will choose to serve as on the Board with the Nominees who are elected.

QUORUM; BROKER NON-VOTES; DISCRETIONARY VOTING

A quorum is the minimum number of shares of Common Stock that must be represented at a duly called meeting in person or by proxy in order to legally conduct business at the meeting. For the Annual Meeting, the presence, in person or by proxy, of the holders of at least a majority of the outstanding shares of Common Stock as of the Record Date will be considered a quorum for the transaction of business.

Abstentions, broker non-votes and withheld votes are counted for the purpose of determining the presence of a quorum.  Abstentions are counted as present and entitled to vote for purposes of determining a quorum. Shares represented by “broker non-votes” also are counted as present and entitled to vote for purposes of determining a quorum.  However, if you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote (a “broker non-vote”).  Under applicable rules, your broker will not have discretionary authority to vote your shares at the Annual Meeting on any of the proposals.

If you are a shareholder of record, you must deliver your vote by mail, attend the Annual Meeting in person and vote, vote by Internet or vote by telephone in order to be counted in the determination of a quorum.

If you are a beneficial owner, your broker will vote your shares pursuant to your instructions, and those shares will count in the determination of a quorum.  Brokers do not have discretionary authority to vote on any of the proposals at the Annual Meeting.  Accordingly, unless you vote via proxy card or provide instructions to your broker, your shares of Common Stock will count for purposes of attaining a quorum, but will not be voted on those proposals.

VOTES REQUIRED FOR APPROVAL

Election of Directors ─ The Company has adopted a plurality vote standard for director elections.  As a result, the six nominees for director receiving the highest vote totals at the Annual Meeting will be elected as directors of the Company.  With respect to the election of directors, only votes cast “FOR” a nominee will be counted.  Proxy cards specifying that votes should be withheld with respect to one or more nominees will result in those nominees receiving fewer votes but will not count as a vote against the nominees.  Neither an abstention nor a broker non-vote will count as a vote cast “FOR” or “AGAINST” a director nominee. Therefore, abstentions and broker non-votes will have no direct effect on the outcome of the election of directors.

Ratification of the Appointment of Public Accounting Firm ─ According to the Company’s proxy statement, assuming that a quorum is present, the selection of Grant Thornton LLP will be deemed to have been ratified if a majority of the shares cast on the proposal at the Annual Meeting vote in favor of ratification. The Company has indicated that abstentions and broker non-votes will have no effect on this proposal.

REVOCATION OF PROXIES

Shareholders of the Company may revoke their proxies at any time prior to exercise by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy), by giving a duly executed proxy bearing a later date, or by delivering a written notice of revocation.  The delivery of a subsequently dated proxy that is properly completed will constitute a revocation of any earlier proxy.  The revocation may be delivered either to Dialectic in care of [_____] at the address set forth on the back cover of this Proxy Statement or to the Company at 26533 Evergreen Road, Suite 500, Southfield, Michigan 48076 or any other address provided by the Company.  Although a revocation is effective if delivered to the Company, we request that either the original or photostatic copies of all revocations be mailed to [____] in care of Dialectic at the address set forth on the back cover of this Proxy Statement so that we will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date of a majority of the outstanding shares of Common Stock.  Additionally, [____] may use this information to contact shareholders who have revoked their proxies in order to solicit later dated proxies for the election of the Nominees.

IF YOU WISH TO VOTE FOR THE ELECTION OF THE NOMINEES TO THE BOARD, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED [COLOR] PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this Proxy Statement is being made by Dialectic.  Proxies may be solicited by mail, facsimile, telephone, telegraph, Internet, in person and by advertisements.

Members of Dialectic have entered into an agreement with [____] for solicitation and advisory services in connection with this solicitation, for which [____] will receive a fee not to exceed $[____], together with reimbursement for its reasonable out-of-pocket expenses, and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws.  [____] will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders.  Dialectic has requested banks, brokerage houses and other custodians, nominees and fiduciaries forward all solicitation materials to the beneficial owners of the shares of Common Stock they hold of record.  Dialectic will reimburse these record holders for their reasonable out-of-pocket expenses in so doing.  It is anticipated that [______] will employ approximately [____] persons to solicit shareholders for the Annual Meeting.

The entire expense of soliciting proxies is being borne by Dialectic.  Costs of this solicitation of proxies are currently estimated to be approximately $[___________] (including, but not limited to, fees for attorneys, solicitors and other advisors, and other costs incidental to the solicitation).  Dialectic estimates that through the date hereof its expenses in connection with this solicitation are approximately $[___________].  Dialectic intends to seek reimbursement from the Company of all expenses it incurs in connection with this solicitation.  Dialectic does not intend to submit the question of such reimbursement to a vote of security holders of the Company.

ADDITIONAL PARTICIPANT INFORMATION

The Nominees and the members of Dialectic are participants in this solicitation.

The principal business of Dialectic Capital is providing investment advice.  Dialectic Capital is the investment manager to each of Dialectic Capital Partners, DAP, and DOF. The principal business of each of Dialectic Capital Partners, DOF, and DAP is investing in securities. The principal business of Dialectic GP is serving as the general partner to each of Dialectic Capital Partners, DOF, and DAP. The principal occupation of each of Mr. Fichthorn and Mr. Eastwood is serving as managing partners of Dialectic Capital.

The principal business address of each of Dialectic Capital Partners, DOF, DAP, Dialectic Capital, Dialectic GP, Mr. Eastwood and Mr. Fichthorn is 119 Rowayton Ave., 2nd Floor, Norwalk, CT 06853.

As of the date hereof, Dialectic Capital Partners directly owns 269,500 shares of Common Stock. As of the date hereof, DOF directly owns 1,025,878 shares of Common Stock. As of the date hereof, DAP directly owns 1,101,567 shares of Common Stock. Dialectic GP, as the general partner of each of Dialectic Capital Partners, DOF, and DAP, may be deemed the beneficial owner of the 2,396,945 shares of Common Stock directly owned by Dialectic Capital Partners, DOF, and DAP. Dialectic Capital, as the investment manager of each of Dialectic Capital Partners, DOF, and DAP, may be deemed the beneficial owner of the 2,396,945 shares of Common Stock directly owned by Dialectic Capital Partners, DOF, and DAP. Each of Messrs. Eastwood and Fichthorn, as managing partners to Dialectic Capital, may be deemed the beneficial owner of the 2,396,945 shares of Common Stock directly owned by Dialectic Capital Partners, DOF, and DAP. Each participant in this solicitation is a member of a “group” with the other participants for the purposes of Section 13(d)(3) of the Exchange Act. The Group may be deemed to beneficially own the 2,396,945 shares of Common Stock owned in the aggregate by all of the participants in this solicitation.  Each participant in this solicitation disclaims beneficial ownership of the shares of Common Stock he or it does not directly own.  For information regarding purchases and sales of securities of the Company during the past two years by the participants in this solicitation, see Schedule I.

The shares of Common Stock directly owned by each of Dialectic Capital Partners, DOF, and DAP were purchased with working capital (which may, at any given time, include margin loans made by brokerage firms in the ordinary course of business).

Except as set forth in this Proxy Statement (including the Schedules hereto), (i) during the past 10 years, no participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no participant in this solicitation directly or indirectly beneficially owns any securities of the Company; (iii) no participant in this solicitation owns any securities of the Company which are owned of record but not beneficially; (iv) no participant in this solicitation has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any participant in this solicitation is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no participant in this solicitation is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any participant in this solicitation owns beneficially, directly or indirectly, any securities of the Company; (viii) no participant in this solicitation owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no participant in this solicitation or any of his or its associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no participant in this solicitation or any of his or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; and (xi) no participant in this solicitation has a substantial interest, direct or indirect, by securities holdings or otherwise, in any matter to be acted on at the Annual Meeting.

There are no material proceedings to which any participant in this solicitation or any of his or its associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.  With respect to each of the Nominees, none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act occurred during the past ten years.

OTHER MATTERS AND ADDITIONAL INFORMATION

Dialectic is unaware of any other matters to be considered at the Annual Meeting.  However, should other matters, which Dialectic is not aware of a reasonable time before this solicitation, be brought before the Annual Meeting, the persons named as proxies on the enclosed [COLOR] proxy card will vote on such matters in their discretion.

SHAREHOLDER PROPOSALS

 Proposals of shareholders that are intended to be presented at the Company’s 2017 Annual Meeting of Shareholders (the “2017 Annual Meeting”) must be received by the Company’s Secretary at the Company’s offices, 26533 Evergreen Road, Suite 500, Southfield, Michigan 48076, no later than [_____], to be considered for inclusion in the Company’s Proxy Statement and proxy card relating to that meeting.

In addition, the Bylaws provide that, in order for a shareholder proposal or nomination to be properly brought before the 2017 Annual Meeting, the Company must receive written notice of such proposal or nomination and the information required by the Bylaws on or before [_____], but not before [_____]. If the date for the 2017 Annual Meeting is significantly different than the first anniversary of the Annual Meeting, the Bylaws and SEC rules provide for an adjustment to the notice periods described above. All proposals for director nominees or matters to be considered and voted upon by shareholders at the meeting, whether intended to be included in the Company's proxy or not, should be sent by certified mail, return receipt requested and should satisfy the applicable informational requirements contained in the Bylaws and the rules of the SEC.

The information set forth above regarding the procedures for submitting shareholder proposals for consideration at the 2017 Annual Meeting is based on information contained in the Company’s proxy statement and the Bylaws.  The incorporation of this information in this proxy statement should not be construed as an admission by Dialectic that such procedures are legal, valid or binding.

INCORPORATION BY REFERENCE

WE HAVE OMITTED FROM THIS PROXY STATEMENT CERTAIN DISCLOSURE REQUIRED BY APPLICABLE LAW THAT IS EXPECTED TO BE INCLUDED IN THE COMPANY’S PROXY STATEMENT RELATING TO THE ANNUAL MEETING BASED ON RELIANCE ON RULE 14A-5(C).  THIS DISCLOSURE IS EXPECTED TO INCLUDE, AMONG OTHER THINGS, CURRENT BIOGRAPHICAL INFORMATION ON THE COMPANY’S DIRECTORS, INFORMATION CONCERNING EXECUTIVE COMPENSATION, AND OTHER IMPORTANT INFORMATION.  SEE SCHEDULE II FOR INFORMATION REGARDING PERSONS WHO BENEFICIALLY OWN MORE THAN 5% OF THE SHARES AND THE OWNERSHIP OF THE SHARES BY THE DIRECTORS AND MANAGEMENT OF THE COMPANY.

The information concerning the Company contained in this Proxy Statement and the Schedules attached hereto has been taken from, or is based upon, publicly available information.

Dialectic Capital Partners, LP

_________________, 2016

SCHEDULE I

TRANSACTIONS IN SECURITIES OF THE COMPANY
DURING THE PAST TWO YEARS

Date of Purchase/Sale	Amount of Shares Purchased/(Sold)

DIALECTIC CAPITAL PARTNERS, LP

03/11/2015	21,172
03/12/2015	32,587
03/13/2015	5,600
03/16/2015	32,672
03/17/2015	3,900
04/01/2015	(11,520)
04/06/2015	4,000
04/07/2015	17,400
04/09/2015	9,967
04/30/2015	18,934
05/21/2015	6,100
05/21/2015	9,621
05/26/2015	2,800
05/27/2015	19,767
05/28/2015	2,500
06/01/2015	(800)
06/02/2015	(2,500)
06/03/2015	(4,800)
06/04/2015	(3,500)
06/05/2015	(100)
06/08/2015	(900)
06/08/2015	(7,200)
06/09/2015	(1,800)
06/10/2015	(1,400)
06/11/2015	(200)
06/12/2015	(2,400)
06/15/2015	(1,200)
06/16/2015	(300)
06/17/2015	(600)
06/17/2015	(300)
06/18/2015	(700)
06/30/2015	22,020
06/30/2015	2,744
07/01/2015	(200)
07/02/2015	(6,886)
07/10/2015	(4,400)
07/13/2015	(700)

07/21/2015	5,300
07/22/2015	7,600
07/23/2015	459
07/28/2015	700
07/28/2015	1,900
08/05/2015	(3,400)
08/07/2015	(13,300)
08/24/2015	9,531
09/30/2015	100
10/02/2015	100
10/05/2015	200
10/13/2015	700
10/14/2015	700
10/15/2015	200
10/16/2015	300
10/19/2015	600
10/19/2015	2,679
11/30/2015	2,800
12/07/2015	(4,038)
12/24/2015	1,800
12/30/2015	13,100
12/31/2015	35,100
02/17/2016	1,400
02/18/2016	300
03/04/2016	200
03/04/2016	100
03/08/2016	100
03/09/2016	100
03/10/2016	100
03/16/2016	100
03/18/2016	91
04/22/2016	21,200
04/25/2016	1,500
04/26/2016	1,200
04/27/2016	1,100
04/29/2016	1,400
05/03/2016	600
05/04/2016	1,000
05/05/2016	500
05/06/2016	700
05/09/2016	500
05/10/2016	200
05/11/2016	100
05/23/2016	1,500
05/23/2016	400

05/23/2016	100
05/23/2016	200
05/25/2016	(1,400)
06/14/2016	2,500
06/15/2016	1,000
06/16/2016	8,700
06/24/2016	100
06/27/2016	600
07/06/2016	300
07/19/2016	200
07/20/2016	100
07/25/2016	200

DIALECTIC OFFSHORE, LTD.

03/11/2015	78,828
03/12/2015	121,144
03/13/2015	20,800
03/16/2015	121,381
03/17/2015	14,332
04/06/2015	17,347
04/07/2015	76,327
04/09/2015	43,343
04/30/2015	81,066
05/21/2015	21,500
05/21/2015	40,379
05/26/2015	10,200
05/27/2015	74,353
05/28/2015	15,000
06/01/2015	(3,230)
06/02/2015	(8,214)
06/03/2015	(18,956)
06/04/2015	(14,200)
06/05/2015	(400)
06/08/2015	(3,800)
06/08/2015	(36,980)
06/09/2015	(7,600)
06/10/2015	(5,700)
06/11/2015	(1,000)
06/12/2015	(14,720)
06/15/2015	(300)
06/15/2015	(4,826)
06/16/2015	(2,000)
06/17/2015	(3,200)
06/17/2015	(1,400)
06/18/2015	(4,300)
06/30/2015	90,776
06/30/2015	11,293

07/01/2015	(991)
07/02/2015	(28,236)
07/10/2015	(18,233)
07/13/2015	(3,105)
07/21/2015	22,389
07/22/2015	32,311
07/23/2015	2,041
07/28/2015	3,278
07/28/2015	8,990
08/05/2015	(14,212)
08/06/2015	(39)
08/07/2015	(56,300)
08/24/2015	40,469
09/30/2015	800
10/02/2015	1,100
10/05/2015	1,900
10/13/2015	5,600
10/14/2015	5,800
10/15/2015	1,600
10/16/2015	2,600
10/19/2015	5,000
10/20/2015	22,472
11/30/2015	12,900
12/07/2015	(14,277)
02/17/2016	35,100
02/18/2016	8,800
03/02/2016	200
03/04/2016	6,500
03/04/2016	3,900
03/08/2016	2,300
03/09/2016	3,400
03/10/2016	6,100
03/14/2016	100
03/16/2016	2,400
03/18/2016	5,100
04/22/2016	89,100
04/25/2016	6,400
04/26/2016	4,800
04/27/2016	4,700
04/29/2016	5,700
05/03/2016	2,400
05/04/2016	3,900
05/05/2016	1,900
05/06/2016	2,800
05/09/2016	2,000

05/10/2016	800
05/11/2016	500
05/23/2016	6,000
05/23/2016	1,600
05/23/2016	300
05/23/2016	700
05/25/2016	(5,200)
06/14/2016	10,600
06/15/2016	4,100
06/16/2016	32,500
06/24/2016	300
06/27/2016	2,100
07/06/2016	1,200
07/19/2016	15,545
07/20/2016	4,500
07/25/2016	11,633

DIALECTIC ANTITHESIS PARTNERS, LP

03/12/2015	98,697
03/13/2015	22,300
03/16/2015	130,252
05/21/2015	6,400
05/26/2015	3,000
05/27/2015	39,351
05/28/2015	7,500
06/01/2015	(1,600)
06/02/2015	(4,800)
06/03/2015	(10,800)
06/04/2015	(7,300)
06/05/2015	(200)
06/08/2015	(2,000)
06/08/2015	(17,500)
06/09/2015	(3,900)
06/10/2015	(2,900)
06/11/2015	(600)
06/12/2015	(9,000)
06/15/2015	(100)
06/15/2015	(2,500)
06/16/2015	(1,200)
06/17/2015	(2,100)
06/17/2015	(900)
06/18/2015	(2,600)
06/30/2015	35,625
06/30/2015	5,963
07/01/2015	(400)
07/02/2015	(14,878)
07/10/2015	(7,200)

07/13/2015	(1,200)
07/21/2015	11,800
07/22/2015	17,000
07/23/2015	1,100
08/05/2015	(7,700)
08/07/2015	(30,400)
09/30/2015	1,200
10/02/2015	1,900
10/05/2015	3,200
10/13/2015	8,960
10/14/2015	9,405
10/15/2015	2,512
10/16/2015	4,300
10/19/2015	7,889
10/20/2015	35,887
11/30/2015	12,822
12/07/2015	(6,685)
02/17/2016	3,500
02/18/2016	900
02/26/2016	141,148
03/02/2016	700
03/04/2016	27,321
03/04/2016	16,242
03/08/2016	9,521
03/09/2016	14,095
03/10/2016	25,764
03/14/2016	300
03/16/2016	9,928
03/18/2016	21,981
03/31/2016	75,087
03/31/2016	59,838
04/01/2016	45,542
04/04/2016	2,000
04/04/2016	1,308
04/06/2016	25,660
04/07/2016	22,822
04/07/2016	4,200
04/08/2016	5,149
04/22/2016	91,981
04/25/2016	6,718
04/26/2016	4,963
04/27/2016	4,732
04/29/2016	14,093

05/02/2016	107
05/03/2016	6,200
05/04/2016	9,600
05/05/2016	4,665
05/06/2016	7,021
05/09/2016	4,914
05/10/2016	2,000
05/11/2016	1,400
05/23/2016	12,500
05/23/2016	3,175
05/23/2016	525
05/23/2016	1,313
05/25/2016	(6,225)
06/14/2016	13,512
06/15/2016	5,200
06/16/2016	58,800
06/24/2016	402
06/27/2016	2,165
07/06/2016	1,300
07/19/2016	4,300
07/20/2016	1,300
07/25/2016	3,300

SCHEDULE II

The following table is reprinted from the definitive proxy statement filed by Covisint Corporation with the Securities and Exchange Commission on [___], 2016.

II-1

IMPORTANT

Tell the Board what you think!  Your vote is important.  No matter how many shares of Common Stock you own, please give Dialectic your proxy FOR the election of the Nominees and in accordance with Dialectic’s recommendations on the other proposals on the agenda for the Annual Meeting by taking two steps:

●	SIGNING the enclosed [COLOR] proxy card;

●	DATING the enclosed [COLOR] proxy card; and

●	MAILING the enclosed [COLOR] proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

If any of your shares of Common Stock are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such shares of Common Stock and only upon receipt of your specific instructions.  Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet.  Please refer to the enclosed voting form for instructions on how to vote electronically.  You may also vote by signing, dating and returning the enclosed [COLOR] voting form.

If you have any questions or require any additional information concerning this Proxy Statement, please contact [____] at the address set forth below.

If you have any questions, require assistance in voting your [COLOR] proxy card, or need additional copies of Dialectic’s proxy materials,
please contact [____] at the phone numbers listed below.

Shareholders call toll free at [_______]
Banks and Brokers may call collect at [_______]

[COLOR] PROXY CARD

PRELIMINARY COPY SUBJECT TO COMPLETION
DATED AUGUST 5, 2016

COVISINT CORPORATION

2016 ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF DIALECTIC CAPITAL PARTNERS, LP AND
THE OTHER PARTICIPANTS IN ITS PROXY SOLICITATION

THE BOARD OF DIRECTORS OF COVISINT CORPORATION
IS NOT SOLICITING THIS PROXY

P            R            O            X            Y

The undersigned appoints John Fichthorn and [____], and each of them, attorneys and agents with full power of substitution to vote all shares of common stock of Covisint Corporation (the “Company”) which the undersigned would be entitled to vote if personally present at the 2016 Annual Meeting of Shareholders of the Company scheduled to be held at [______] on [____], [____], 2016 at [____], [____] time (including any adjournments or postponements thereof and any meeting which may be called in lieu thereof, the “Annual Meeting”).

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of common stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof.  If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of the herein named attorneys and proxies or their substitutes with respect to any other matters as may properly come before the Annual Meeting that are unknown to Dialectic Capital Partners, LP (“Dialectic”) a reasonable time before this solicitation.

IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1 AND [“FOR/AGAINST”] PROPOSAL 2.

This Proxy will be valid until the completion of the Annual Meeting.  This Proxy will only be valid in connection with Dialectic’s solicitation of proxies for the Annual Meeting.

IMPORTANT:  PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[COLOR] PROXY CARD

[X] Please mark vote as in this example

DIALECTIC STRONGLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE NOMINEES LISTED BELOW IN PROPOSAL 1 AND [MAKES NO RECOMMENDATION] WITH RESPECT TO PROPOSAL 2.

1.	Dialectic’s proposal to elect John Fichthorn, Scott Daniels, Alan B. Howe, John Mutch, and Edward Rose as directors of the Company.

		FOR ALL NOMINEES	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES	FOR ALL NOMINEE(S) EXCEPT WRITTEN BELOW
Nominees:	John Fichthorn Scott Daniels Alan B. Howe John Mutch Edward Rose	☐	☐	☐ ________________ ________________ ________________
Dialectic does not expect that any of the Nominees will be unable to stand for election, but, in the event that any Nominee is unable to serve or for good cause will not serve, the shares of Common Stock represented by this proxy card will be voted for substitute nominee(s), to the extent this is not prohibited under the Bylaws and applicable law. In addition, Dialectic has reserved the right to nominate substitute person(s) if the Company makes or announces any changes to its Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any Nominee, to the extent this is not prohibited under the Bylaws and applicable law. In any such case, shares of Common Stock represented by this proxy card will be voted for such substitute nominee(s).

There is no assurance that any of the candidates who have been nominated by the Company will serve as directors if our Nominees are elected.

2.	Company’s proposal to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending March 31, 2017.

☐ FOR	☐ AGAINST	☐ ABSTAIN

DATED:  ____________________________

____________________________________
(Signature)

____________________________________
(Signature, if held jointly)

____________________________________
(Title)

WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN.  EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING.  PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.